Consolidated Financial Statements and	Exhibit 99.2
Report of Independent Certified Public Accountants
Doble Engineering Company and Subsidiaries
December 31, 2006, 2005 and 2004

Report of Independent Certified Public Accountants
Board of Directors
Doble Engineering Company
     We have audited the accompanying consolidated balance sheets of Doble Engineering Company and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Doble Engineering Company and subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 9, 2007

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005
	(in thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,846	$10,181
Unbilled receivable	790	1,742
Accounts receivable, net (note B)	14,997	11,011
Current portion of net investment in sales-type leases	211	251
Bond interest receivable	108	122
Inventories (note D)	7,865	5,579
Prepaid expenses	626	477

Total current assets	34,443	29,363

Investments held to maturity — at amortized cost (note E)	7,861	10,208
Equipment held for rental, net (note F)	3,382	3,587
Property, plant and equipment, net (note G)	5,256	5,296
Net investment in sales-type leases	192	345
Goodwill	57	57
Other assets	4	13

TOTAL ASSETS	$51,195	$48,869

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,627	$986
Accrued expenses:
Compensation and pension (note H)	4,457	4,869
Commissions and other	3,140	2,881
Accrued income taxes	407	1,165
Deferred income	9,267	7,854

Total current liabilities	18,898	17,755

Deferred income taxes (note J)	523	440

Total liabilities	19,421	18,195

COMMITMENTS (notes H and I)

STOCKHOLDERS’ EQUITY
Common stock, voting and nonvoting, no par value, authorized and issued 401 shares of Class A and 401 shares of Class B	1	1
Additional paid-in-capital	18	18
Retained earnings	37,152	36,256
Accumulated other compreshensive income	93	(111)

	37,264	36,164
Less treasury stock at cost, 111 shares of Class A and 111 shares of Class B at December 31, 2006 and 2005	(5,490)	(5,490)

Total stockholders’ equity	31,774	30,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,195	$48,869

The accompanying notes are an integral part of these consolidated financial statements.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(in thousands)
Net revenue	$71,644	$66,984	$59,823

Cost of revenue	26,346	24,528	22,806

Gross profit	45,298	42,456	37,017

Gain on sale of rental and demonstration equipment	648	834	2,114

Operating expenses:
Engineering	7,176	8,593	7,845
Marketing and selling	10,580	9,113	7,606
General and administrative	6,850	7,325	6,571
Infrastructure improvement	1,142	1,044	1,305

	25,748	26,075	23,327

Earnings from operations	20,198	17,215	15,804

Other income:
Interest and dividend income	522	440	282

	522	440	282

Earnings before income taxes	20,720	17,655	16,086

Income taxes (note J)	6,658	5,724	4,729

NET EARNINGS	$14,062	$11,931	$11,357

The accompanying notes are an integral part of these consolidated financial statements.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity and Comprehensive Income
Years ended December 31, 2006, 2005 and 2004

				Accumulated
		Additional		Other		Total	Total
	Common	Paid-In	Retained	Comprehensive	Treasury	Shareholders	Comprehensive
(In thousands, except per share data)	Stock	Capital	Earnings	Income	Stock	Equity	Income
Balance at December 31, 2003	$1	$18	$34,370	$103	$(5,490)	$29,002
Net earnings			11,357			11,357	$11,357
Foreign currency translation adjustment				93		93	93
Dividends — $14,000 per share			(8,120)			(8,120)

Balance at December 31, 2004	1	18	37,607	196	(5,490)	32,332	$11,450

Net earnings			11,931			11,931	$11,931
Foreign currency translation adjustment				(307)		(307)	(307)
Dividends — $22,900 per share			(13,282)			(13,282)

Balance at December 31, 2005	1	18	36,256	(111)	(5,490)	30,674	$11,642

Net earnings			14,062			14,062	14,062
Foreign currency translation adjustment				204		204	204
Dividends — $22,700 per share			(13,166)			(13,166)

Balance at December 31, 2006	$1	$18	$37,152	$93	$(5,490)	$31,774	$14,266

The accompanying notes are an integral part of these consolidated financial statements.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$14,062	$11,931	$11,357
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,404	2,457	2,739
Gain on sale of equipment	(648)	(834)	(2,114)
Foreign currency translation adjustment	204	(307)	85
Net amortization of investments	187	187	81
Deferred income taxes	83	(204)	273
Change in operating assets and liabilities:
Accounts receivable	(3,986)	(422)	(1,951)
Unbilled receivable	952	(855)	594
Bond interest receivable	14	(32)	(30)
Inventories	(2,286)	81	228
Prepaid expenses	(149)	(56)	(91)
Net investment in sales-type leases	193	22	(34)
Other asset	9	14	8
Accounts payable	641	163	(70)
Accrued expenses	(153)	(415)	1,408
Accrued income taxes	(758)	738	8
Deferred rental income	1,413	419	461
Deferred compensation	—	(147)	(148)

Net cash provided by operating activities	12,182	12,740	12,804

CASH FLOWS FROM INVESTING ACTIVITIES:
Addition of equipment held for rental	(1,027)	(1,246)	(1,174)
Purchase of property, plant and equipment	(1,222)	(1,104)	(776)
Proceeds from sale of equipment	738	1,132	2,283
Purchase of investments	—	(2,359)	(9,454)
Proceeds from maturity of investments	2,160	1,500	6,405

Net cash provided (used) by investing activities	649	(2,077)	(2,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(13,166)	(13,282)	(8,120)
Payment of line-of-credit	—	—	(159)

Net cash used in financing activities	(13,166)	(13,282)	(8,279)

Net (decrease) increase in cash and cash equivalents	(335)	(2,619)	1,809
Cash and cash equivalents at beginning of year	10,181	12,800	10,991

Cash and cash equivalents at end of year	$9,846	$10,181	$12,800

The accompanying notes are an integral part of these consolidated financial statements.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Nature of Operations
Doble Engineering Company and subsidiaries (the “Company”) is a Massachusetts based manufacturer engaged in the sale and rental of test equipment to the electric utility industry throughout the world. Equipment rentals and sales are made to both foreign and domestic customers. Both the sale and rental of electrical test equipment represent the primary sources of revenue for the Company.
A summary of the significant accounting policies applied on a consistent basis in the preparation of the accompanying consolidated financial statements follows:
     Basis of Accounting
The financial statements are prepared on the accrual basis of accounting.
     Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Doble Powertest Limited (“DPT”), a high voltage test facility located in the United Kingdom, TransiNor As (“TN”), a provider in Norway, Doble Engineering PVT LTD, a development facility focused on product support in India, Doble Australasia PTY LTD, a wholesaler in Australia, Doble Pan-American Power Technology (Beijing) Co., LTD, a promotional facility in China and Doble Engineering Africa, PVT LTD, a development facility focused on product support in Africa.
All material intercompany transactions and accounts have been eliminated in consolidation.
     Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management estimates include allowances for accounts receivable and inventory, standard cost rates in inventory, product warranty, useful lives of equipment pool assets and assumptions used in the actuarial valuation of pension obligations.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
     Cash and Cash Equivalents
Cash and cash equivalents are substantially comprised of money market mutual funds. Included in cash and cash equivalents at December 31, 2006 and December 31, 2005 is a foreign cash balance of $2,315,000 and $1,296,000 respectively.
     Inventories
Inventories are principally stated at the lower of cost or market. Cost is determined using standard costs on the last-in, first-out method (“LIFO”). A reserve for obsolete inventory is recorded based on the expected net realizable value of merchandise.
     Investments
The Company’s investments are comprised of debt securities that the Company has the positive intent and ability to hold to maturity. These investments are reported at amortized cost. The Company utilized third party custodians to hold these securities.
Fair values for investments are based on quoted market prices and maturity dates range from less than one year to five years.
     Revenue Recognition
Product Sales
The Company recognizes product sales, oil lab & high voltage testing, consulting engineering, field testing, repair and recalibration and training and the related costs of these sales at the time products are shipped or services are completed and substantial risk of ownership transfers to a customer. This is determined at the time when persuasive evidence of a sale arrangement exists and the related price and collectibility is determined. Product sales account for approximately 55% of net revenue. The estimation of product warranty liability is $186,000 and $100,000 at December 31, 2006 and December 31, 2005 respectively.
Service Contracts
The Company has entered into various service contracts with customers which extend for generally one to three years. These service contracts and equipment rental represent approximately 45% of net revenue. The Company recognizes service contract revenue on a straight-line basis over the term of the contract.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
     Unbilled Accounts Receivable
Unbilled accounts receivable represents amounts earned but not billed at December 31 for services provided on the automatic renewal contracts.
     Accounts Receivable
Accounts receivable relate to sales for which credit is extended based on the customer’s credit history. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company does not accrue interest on past due accounts.
     Financial Instruments
Financial instruments consist of cash and cash equivalents, receivables, accounts payable and certain accrued liabilities. These instruments are carried at cost, which approximates market.
     Assessment of Long-Lived Assets
The Company periodically reviews the carrying value of its long-lived assets (primarily investments, equipment held for rental and property, plant and equipment) to assess the recoverability of these assets. Any impairment would be recognized in the results of operations, if a diminution in value considered to be other than temporary were to occur. As part of this assessment, the Company reviews the expected future net operating cash flows from its long-lived assets. The Company has not recognized any adjustments as a result of these assessments.
     Depreciation and Amortization
For financial reporting purposes, depreciation and amortization are provided for in amounts sufficient to relate the cost of property, plant and equipment, and equipment held for rental to operations over their estimated service lives using straight-line and accelerated methods. Accelerated methods of depreciation are used for income tax purposes.
     Advertising Costs
Advertising costs are charged to marketing and selling expense in the period which they are incurred. Advertising expense amounted to $20,464, $7,176 and $24,207 in the years ended December 31, 2006, 2005 and 2004, respectively.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.
     Goodwill
Goodwill of $56,843 at both December 31, 2006 and 2005 represents the excess of costs over fair value of net assets acquired in a business acquisition.
Effective January 1, 2002, goodwill is not amortized and is periodically reviewed for impairment annually and whenever there is an impairment indicator.
     Incentive and Bonus Plans
The Company has an executive incentive plan for officers and senior managers as well as a bonus plan for employees. The executive incentive plan has two elements, a profit portion and a performance portion, as defined. The officers profit portion makes up 70% of their incentive computation and for senior managers the profit portion makes up 40% of their incentive computation. Accordingly, the performance portion will make up the remaining 30% for officers and 60% for senior managers. These plans vest immediately.
Total compensation expense under both the executive incentive plans and the bonus plan for each year are as follows:

	2006	2005	2004
	(in thousands)
Executive incentive plan	$1,530	$1,932	$1,628
Bonus plan	1,236	1,175	1,126

Total	$2,766	$3,107	$2,754

     Income Taxes
Deferred tax assets and liabilities are recognized for future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
expected to be recovered or settled. A valuation allowance would be established to reduce deferred tax assets if it is more likely than not that all or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.
     International Sales
International sales amounted to approximately $28,061,000, $24,340,000 and $22,263,000 for the years ended December 31, 2006, 2005 and 2004, respectively. The majority of international sales were to Canada, Mexico and the Far East. Sales concentrations in international countries fluctuate from year to year.
     Lease and Service Income
The Company leases electrical test equipment. The majority of these leases are classified as operating and are for various terms of up to three years. Lease and service income for the operating leases are recorded as revenue on a straight-line basis over the lease term; advance billings on leases are classified as deferred income.
     Net Investment in Sales-Type Leases
The Company also enters into leases that are accounted for as sales-type leases. The present value of the minimum lease payments to be received under such leases have been recorded as revenue. The cost of the inventory being leased has been recorded as cost of sales. The difference between the gross lease payments to be received and the present value of the lease payments are recorded as unearned income and amortized to income over the lease term using an interest rate that reflects an approximate constant periodic rate of return on the net investment of the lease. These types of leases do not represent a significant part of the Company’s business activities. Aggregate future minimum leases contracts at December 31, 2006 are $211,000, $96,000 and $96,000 in 2007, 2008, and 2009 respectively.
     Long-Lived Assets
The Company applies SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets might not be recoverable. For the period ended December 31, 2006 and December 31, 2005, no impairment of long-lived assets had been indicated.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
     Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade receivables. Credit risk on trade receivables is minimized as a result of the large customer base.
     Research and Development
Research and development costs are charged to expense when incurred and were approximately $5,765,000, $6,297,000 and $6,013,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
     Foreign Currency
The functional currency of all international subsidiaries are their local currency. Assets and liabilities of international subsidiaries were translated into U.S. dollars at the exchange rates in effect at the end of the period and revenues and expenses were translated at average monthly exchange rates. Translation adjustments that arose from translating the financial statements of international subsidiaries from local currency to U.S. dollars are accumulated in stockholders’ equity.
Transaction gains and losses that arise from exchange rate changes on transactions denominated in a currency other than local currency are included in results of operations as incurred. For the years ended December 31, 2006, 2005 and 2004, the Company’s realized exchange gains/losses were not material.
     Reclassification
Certain 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE B — ACCOUNTS RECEIVABLE
Accounts receivable consists of the following at December 31:

	2006	2005
	(in thousands)
Trade receivables	$15,393	$11,393
Less allowance for doubtful accounts	(396)	(382)

Accounts receivable, net	$14,997	$11,011

NOTE C — LEASE AND SERVICE INCOME
The Company receives payments under certain noncancellable operating leases and service and maintenance contracts.
Aggregate future minimum receipts on noncancellable leases and maintenance contracts at December 31, 2006 are as follows:

(in thousands)
2007	$9,366
2008	1,250
2009	277
2010	2

$10,895

Rental income was approximately $23,131,000, $22,250,000 and $20,630,000 in 2006, 2005 and 2004, respectively. Depreciation and other operating costs are expected to be incurred on aggregate future minimum lease and maintenance contract receipts.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE D — INVENTORIES
     Inventories consisted of the following at December 31:

	2006	2005
	(in thousands)
Raw materials, manufactured parts and supplies	$3,772	$2,729
Work-in-process	1,732	1,037
Finished goods	2,361	1,813

	$7,865	$5,579

If the first-in, first-out (“FIFO”) method of inventory valuation had been used by the Company, inventories would have been approximately $9,286,000 and $7,055,000 at December 31, 2006 and 2005, respectively.
NOTE E — INVESTMENTS
Held-to-maturity investments, with maturity dates ranging from January 1, 2007 through November 1, 2009, consisted of the following at December 31:

	2006
		Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value
	(in thousands)
Municipal bonds — held-to-maturity	$7,861	$—	$(78)	$7,783

	2005
		Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value
	(in thousands)
Municipal bonds — held-to-maturity	$10,208	$—	$(132)	$10,076

     The Company has concluded that no investments are impaired at December 31, 2006 and 2005.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE F — EQUIPMENT HELD FOR RENTAL
     Equipment held for rental consists of the following at December 31:

	2006	2005
	(in thousands)
Rental equipment at cost	$26,747	$26,173
Less accumulated depreciation	(23,365)	(22,586)

Equipment held for rental, net	$3,382	$3,587

NOTE G — PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consists of the following at December 31:

	2006	2005
	(in thousands)
Building and improvements	$6,469	$6,465
Machinery and equipment	15,597	14,537
Furniture and office equipment	2,121	1,973
Motor vehicles	177	170

	24,364	23,145
Less accumulated depreciation and amortization	(19,411)	(18,152)

	4,953	4,993
Land	303	303

Property, plant and equipment, net	$5,256	$5,296

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE H — RETIREMENT PLANS
The Company has two retirement plans, a defined contribution plan and a defined benefit plan, covering substantially all employees.
Contributions under the defined contribution plan (the “Savings Plan”) are based upon a fixed percentage of annual compensation plus a fixed percentage of voluntary employee contributions. The pension expense related to the Savings Plan was approximately $415,000, $417,000 and $404,000 in 2006, 2005 and 2004, respectively.
The Company makes contributions to the defined benefit plan (the “Retirement Income Plan”) based upon an actuarial cost method, the projected unit credit method, within the minimum and maximum funding provisions as set forth by the Tax Reform Act of 1986. Contributions to the Plan amounted to $1,200,000 for 2006, $2,486,000 for 2005 and $228,000 for 2004. The Company expects to contribute $1,700,000 in 2007 to the Plan.
Pension benefits paid for the defined benefit plan were approximately $560,000, $483,000 and $472,000 in 2006, 2005 and 2004, respectively.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE H — RETIREMENT PLANS — Continued
The following table sets forth the defined benefit plan’s funded status in accordance with Financial Accounting Standards Board Statement No. 87 and No. 132R, “Employers’ Accounting for Pensions”, at October 1 of each year, which represents the most recent actuarial calculation:

	Pension Benefits
	2006	2005
	(in thousands)
Change in projected benefit obligation:
Benefit obligation — beginning	$19,217	$16,031
Service cost	866	776
Interest cost	993	866
Plan participants’ contributions	—	—
Actuarial loss	(1,299)	2,027
Plan Amendment	—	—
Benefits paid	(560)	(483)

Projected benefit obligation — ending	$19,217	$19,217

Change in plan assets:
Fair value of plan assets — beginning	15,815	12,060
Actual return on plan assets	1,513	1,752
Employer contribution	1,200	2,486
Plan participants’ contributions	—	—
Benefits paid	(561)	(483)

Fair value of plan assets — ending	17,967	15,815

Reconciliation of funded status:
Funded status	(1,250)	(3,402)
Unrecognized actuarial loss	1,663	3,300
Unrecognized prior service cost	11	13

Net amount recognized — prepaid (accrued) benefit	$424	$(89)

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE H — RETIREMENT PLANS — Continued

	Pension Benefits
	2006	2005	2004
		(in thousands)
Components of net periodic benefit cost:
Service cost	$866	$776	$739
Interest cost	992	866	827
Expected return on plan assets	(1,304)	(953)	(871)
Amortization of prior service cost	2	2	3
Recognized actuarial loss	130	49	136

Net periodic benefit cost	$686	$740	$834

Comparison of obligations to plan assets:
Projected benefit obligation		$19,217	$19,217
Accumulated benefit obligation		15,681	15,459
Fair value of plan assets		17,967	15,815
The following assumptions were used in connection with the Company’s actuarial valuation of its defined benefit pension plan:

	2006	2005	2004
Weighted average discount rate	5.25%	5.50%	5.50%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%
Rate of increase in future compensation levels	4.60%	4.60%	4.60%
Amortization of prior service costs was calculated using the straight-line method over the average remaining service periods of the employees expected to receive benefits under the Plan.
The Plan’s assets by asset category are as follows:

	2006	2005
Equity funds	61%	61%
Debt funds	31%	31%
Real estate funds	8%	8%

Total	100%	100%

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE H — RETIREMENT PLANS — Continued
The Company’s asset allocation strategy and process consists of a long-term, risk-controlled approach using diversified investment options with a minimal exposure to volatile investment options. The long-term strategy of investing is foremost preserving plan assets from downside market risk while secondarily seeing annual investment returns.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid as follows:

2007	$730,000
2008	790,000
2009	850,000
2010	860,000
2011	970,000
2012-2016	6,950,000
The Company pays all administrative expenses of the Plan.
Under separate retirement agreements with certain former employees, the Company provides supplemental retirement benefits. The present value of estimated future payments under these separate agreements was approximately $409,000 and $435,000 at December 31, 2006 and 2005, respectively and balances are included in accrued compensation and pension in the balance sheet.
The Company also provides supplemental retirement pension benefits to certain highly compensated employees. The present value of estimated future payments for these benefits amounted to approximately $378,000 and $228,000 at December 31, 2006 and 2005, respectively and balances are included in accrued compensation and pension in the balance sheet.
In September 2006, the Financial Accounting Standards Board issued Statements 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. Statement 158 will require the Company to recognize the funded status of its defined benefit postretirement plans in the Company’s statement of financial position. The funded status is currently disclosed above in the notes to the Company’s financial statements, but differs from the amount currently recognized in the statement of financial position. The Statement does not change the accounting for the Company’s defined contribution plans.
Statement 158 also removes the existing option to use a plan measurement date that is up to 90 days prior to the date of the statement of financial position. The Statement offers two alternate transition methods for making the measurement date change.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE H — RETIREMENT PLANS — Continued
Statement 158 will require the Company to include several enhanced disclosures of information related to its defined benefit plans in its financial statements to increase consistency and comparability. Additionally, in the year of application, the Company will be required to disclose the incremental effect of applying Statement 158 on each individual line item in the year-end statement of financial position, as well as the separate adjustments to retained earnings and other comprehensive income.
Statement 158 is effective for fiscal years ending after June 15, 2007, for nonpublic entities with defined benefit plans. The Statement is to be applied as of the end of the year of adoption. Retrospective application is not permitted. Early adoption is permitted; however, the Company does not intend to adopt Statement 158 prior to the required effective date of December 31, 2007.
NOTE I — COMMITMENTS
     Lease Commitments
The Company conducts a portion of its operations in leased facilities. These leases are classified as operating and expire at various dates through December 2008. In addition, certain equipment is leased under operating leases expiring at various dates through 2010.
Aggregate future minimum lease payments under operating leases at December 31, 2006 are as follows:

Year Ending
December 31,	(in thousands)
2007	$474
2008	393
2009	172
2010	122
2011	97
Rent expense was approximately $364,000, $374,000 and $398,000 in 2006, 2005 and 2004, respectively.

DOBLE ENGINEERING COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2006, 2005 and 2004
NOTE J — INCOME TAXES
     Income tax expense consisted of the following at December 31:

	2006	2005	2004
	(in thousands)
Current provision	$6,857	$6,346	$4,948
Less tax credits	(282)	(418)	(492)

	6,575	5,928	4,456
Deferred income taxes (benefit)	83	(204)	273

	$6,658	$5,724	$4,729

Cash paid during the year for income taxes was approximately $6,623,000, $4,896,000 and $4,075,000 in 2006, 2005 and 2004, respectively.
Total income tax expense differed from the amounts computed by applying the Federal income tax rate of 35% to income before income taxes as a result of state income tax expense, taxable benefit associated with the Company’s foreign sales extra territorial income exclusion, tax credits, tax-exempt interest income and taxable benefit associated with the domestic production activities deduction.
Temporary differences between the financial statement carrying amounts and a tax basis of assets and liabilities that give rise to the net deferred tax liability related to the following at December 31:

	2006	2005
	(in thousands)
Property, plant and equipment and equipment held for rental, principally due to differences in depreciation	$1,131	$1,290
Other	(282)	(397)
Pension costs	499	166
Vacation pay accrual	(321)	(153)
Foreign net operating loss	(504)	(466)

Net deferred income tax liability	$523	$440